Exhibit 5.1

11 April 2019

Matter No.:361824

Doc Ref: 15412151.2

+1 441 278 7904

guy.cooper@conyersdill.com

Auris Medical Holding Ltd

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sirs,

Re: Auris Medical Holding Ltd. (the "Company")

We have acted as special Bermuda legal counsel to the Company in connection with a post- effective amendment No. 1 to registration statement on Form F-1 (Registration No. 333-225676) declared effective by the U.S. Securities and Exchange Commission (the "Commission") on 12 July 2018 and registration statement on Form F-1/MEF (Registration No. 333-226151) which was filed with the Commission on 12 July 2018 (together, the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of 5,000,289 common shares, par value CHF 0.02 each (the "Common Shares") of which 3,377,533 common shares are issuable upon the exercise of Series A warrants, and 1,622,756 common shares are issuable upon the exercise of Series B warrants (together, the “Warrants”), which Warrants were originally offered and sold pursuant to a prospectus issued by the Company dated 12 July 2018 (the “Prospectus”) and an underwriting agreement entered into between the Company and A.G.P/Alliance Global Partners (as the representatives of several underwriters).

For the purposes of giving this opinion, we have examined copies of the Registration Statement, the Warrants and the Prospectus. We have also reviewed the memorandum of continuance and the bye-laws of the Company, each certified by the Secretary of the Company on 10 April 2019, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Registration Statement and the issue of the Common Shares in respect thereof were duly authorised prior to the Company’s continuance to Bermuda and that such authorisations remain in full force and effect and have not been rescinded, amended or terminated, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein and (f) that upon issue of any Common Shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for as contemplated by the Registration Statement and the Warrants, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Common Shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited